Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

hopTo Inc.

Concord, New Hampshire

We hereby consent to the inclusion in this Post-Effective Amendment No. 4 to Registration Statement on Form S-1 (File Number 333-190681), Post-Effective Amendment No. 3 to Registration Statement on Form S-1 (File Number 333-193666) and Post-Effective Amendment No. 2 to Registration Statement on Form S-1 (File Number 333-206861) of our report dated April 17, 2018, relating to the consolidated financial statements of hopTo Inc., appearing in the Annual Report on Form 10-K of hopTo Inc. for the year ended December 31, 2017.

We also consent to the reference to us under the caption “Experts” in the Post-Effective Amendment No. 4 to Registration Statement on Form S-1 (File Number 333-190681), Post-Effective Amendment No. 3 to Registration Statement on Form S-1 (File Number 333-193666) and Post-Effective Amendment No. 2 to Registration Statement on Form S-1 (File Number 333-206861).

/s/ Macias Gini & O’Connell LLP
Macias Gini & O’Connell LLP
Sacramento , California

May 8 , 2018